                                                As Amended & Restated
                                                         as of 4/1/95



                              T CELL SCIENCES, INC.
                AMENDED AND RESTATED 1991 STOCK COMPENSATION PLAN

SECTION 1.  INTRODUCTION.
            ------------

     1.1 Purpose. The purpose of this Amended and Restated 1991 Stock Compensation Plan (the "Plan") of T Cell Sciences, Inc. and affiliated companies is to advance and promote the interests of T Cell Sciences, Inc. and its affiliated companies, including T Cell Diagnostics, Inc., by encouraging and enabling their employees, consultants, advisers and non-employee directors to acquire shares of common stock of T Cell Sciences, Inc. and by providing for payments to such persons based on the appreciation value or value of such shares. The Plan is intended as a further means not only of retaining and attracting outstanding management, but also of promoting a close identity of interests between management and the shareholders of T Cell Sciences, Inc.

     1.2 Definitions. The following definitions are applicable to the Plan:

     "Award" means the grant of any Option, Performance Share Unit, Restricted Common Share, or any combination thereof, by the Committee to a Participant.

     "Beneficiary" means the beneficiary or beneficiaries designated in accordance with Section 6.9 to receive the amount, if any, payable under the Plan upon the death of a Participant.

     "Board of Directors" means the Board of Directors of T Cell Sciences, Inc.

     "Change in Control" means that any of the following events has occurred:

     (i) twenty percent (20%) or more of the Common Shares has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Corporation; (ii) there has been a merger or equivalent combination after which 49% or more of the voting stock of the surviving corporation is held by persons other than former shareholders of the Corporation; or (iii) twenty percent (20%) or more of the directors elected by shareholders to the Board of Directors of the Corporation are persons who were not nominated by management in the most recent proxy statement of the Corporation;

provided, however, that notwithstanding anything in the Plan to the contrary, no Change in Control shall be deemed to have occurred and no rights arising upon a Change in Control described in Sections 2.2(E), 4.7 and 5.10 shall exist unless the Board of Directors adopts a resolution providing for a Change of Control prior to the effective date of the Change in Control, or not later than forty-five (45) days after the effective date of the Change in Control under clauses (i) or (iii) of the Change in Control. Any resolution of the Board of Directors adopted in accordance with the provisions of this Section directing that this Section and Sections 2.2(E), 4.7 and 5.10 or any of such Sections, become effective may be rescinded or countermanded by the members of the Board of Directors who participated in such resolution at any time with or without retroactive effect.

     "Code" means the Internal Revenue Code of 1986 as amended from time to time.

                                                As Amended & Restated
                                                         as of 4/1/95

     "Committee" means the Compensation Committee of the Board of Directors; provided, however, no member of the Committee shall be a participant in the Plan, except as provided for in Section 3 of the Plan hereof.

     "Common Shares" means the common stock ($.001 par value) of the Corporation.

     "Corporation" means T Cell Sciences, Inc. or any affiliated company designated by the Board of Directors of T Cell Sciences, Inc. as eligible, of which a majority of the voting common or capital stock is owned directly or indirectly by the Corporation.

     "Determined Value" means the higher of (i) the highest bid price per Common Share during the twelve (12) months immediately preceding the date of a Change in Control, or (ii) the highest price per Common Share actually paid in connection with any Change in Control (including, without limitation, prices paid in any subsequent merger or combination with any entity that acquires control of the Corporation).

     "Incentive Stock Option" means an option to purchase Common Shares that qualifies as an incentive stock option within the meaning of Section 422 of the Code.

     "Employee" means any employee of the Corporation, including officers and directors who are also employees, and consultants and advisers, who, in the judgment of the Committee, is considered important to the future of the Corporation, provided however, nothing shall limit the Committee from designating all or substantially all employees as eligible for grants.

     "Nonqualified Stock Option" means an option to purchase Common Shares that does not qualify as an Incentive Stock Option.

     "Option" means an Incentive Stock Option or a Nonqualified Stock Option.

     "Participant" means an Employee of the Corporation who is selected to participate in the Plan in the manner described in Section 1.4 and a non-employee director who participates in the Plan pursuant to Section 3 and
Section 4.

     "Performance Cycle" means the period of time, designated by the Committee, during which performance is measured for the purpose of determining whether an Award of Performance Share Units has been earned.

     "Performance Goals" means the performance objectives of the Corporation during a Performance Cycle for the purpose of determining whether, and to what extent, Awards of Performance Share Units will be earned for a Performance Cycle.

     "Performance Share Unit" and "Stock Equivalent" mean a unit of measurement equivalent to one Common Share with none of the attendant rights of a shareholder of such share, including, without limitation, the right to vote such share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein.

     "Restricted Common Shares" means Common Shares which are subject to the Restrictions set forth in Section 4 of the Plan hereof, and any new, additional or different securities a Participant

                                                As Amended & Restated
                                                         as of 4/1/95

may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend, merger or consolidation or any other change in corporate or capital structure of the Corporation.

     "Restricted Period" means the period of time Restricted Common Shares are subject to Restrictions as set forth in Section 4 of the Plan hereof.

     "Restrictions" means those restrictions on the transfer of Restricted Common Shares as set forth in Section 4 of the Plan hereof.

     "Stock Appreciation Right" means a right granted in connection with an Option or separately to receive the appreciation in value of Common Shares.

     1.3 Administration. The Plan shall be administered by the Committee, except as otherwise provided herein. Except as otherwise provided in Section 3 and
Section 4 hereof, in no event shall a member of the Committee be eligible for an Award under the Plan. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. The Committee shall have the authority to:

       (i) select the Participants;

      (ii) grant Options, Restricted Common Shares, and Performance Share Units to Participants in such combination and in such amounts as it shall determine, subject to the terms and conditions of the Plan;

     (iii) determine the nature of the Restrictions and the duration of the Restricted Period applicable to each Award of Restricted Common Shares in accordance with Section 4 hereof;

      (iv) determine the duration of each Performance Cycle;

       (v) establish the Performance Goals for each Performance Cycle;

      (vi) determine the actual amount earned by each Participant with respect to such Awards;

     (vii) determine consistent with the Code whether an Option that is granted to a Participant is a Nonqualified Stock Option or an Incentive Stock Option, the number of Common Shares to be covered by each such Option and the time or times when and the manner in which each Option shall be exercisable and modify the terms and restrictions not inconsistent with the Plan of any Award which terms may differ among the Participants;

    (viii) amend any Incentive Stock Option with the consent of the Participant so as to make it a Nonqualified Stock Option;

      (ix) amend any previously granted Option with the consent of a Participant to rescind a previously granted Stock Appreciation Right;

                                                As Amended & Restated
                                                         as of 4/1/95


       (x) grant a Stock Appreciation Right in connection with the grant of an Option or separately;

      (xi) treat all or any portion of any period during which a Participant is on military leave or on an approved leave of absence from the Corporation as a period of employment of such Participant by the Corporation for purposes of accrual of such Participant's rights in any Awards; and

     (xii) establish, alter and repeal from time to time guidelines or regulations for the administration of the Plan, interpret the Plan, cause appropriate records to be established, and make all determinations and take all other actions considered necessary or advisable for the administration of the Plan.

All decisions, actions or interpretations of the Committee that are within the scope of this Section 1.3 shall be final, binding and conclusive upon all parties.

     1.4 Participation. Participants in the Plan shall be limited to those Employees who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan. No Employee shall at any time have the right to be selected as a Participant. No Participant, having been granted an Award, shall have the right to be granted an additional Award in the future.

     1.5 Maximum number of Common Shares available for Awards. Notwithstanding any other provision of the Plan, the maximum number of Common Shares reserved and available for issuance under the Plan shall be three million (3,000,000) Common Shares plus any Common Shares from the seven hundred thousand (700,000) Common Shares previously approved by the shareholders under the Corporation's 1985 Incentive Stock Option Plan, or any other stock option or stock plan previously approved by shareholders, which become available for issuance due to termination or expiration of an Award. In the event (i) any Option granted under the Plan shall terminate or expire or (ii) Awards of Performance Share Units or Restricted Common Shares shall be forfeited, the number of Common Shares no longer subject to such Option or no longer payable under such Award, or Restricted Common Shares that are forfeited, shall thereupon be released and shall thereafter be available for new Awards under the Plan. Furthermore, in determining the number of Common Shares available for Awards under the Plan, only the number of Common Shares paid in satisfaction of Awards of Performance Share Units in accordance with Section 5.4, and Stock Equivalents in accordance with Section 5.8, shall be considered to have been used with respect to such Awards; provided, however, that the number of Common Shares represented by Performance Share Units and Stock Equivalents paid for in cash lump sums pursuant to Section 5.10 shall not again become available for use under the Plan. The limitation provided by this Section is subject to adjustment as provided in Section 6.1. The Common Shares distributed under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine). The Corporation shall be under no obligation to acquire Common Shares for distribution to Participants before payment in Common Shares is due.

                                                As Amended & Restated
                                                         as of 4/1/95

SECTION 2. STOCK OPTIONS FOR EMPLOYEES.
           ---------------------------

     2.1 Awards of Options. Subject to the provisions of the Plan, the Committee shall determine and designate from time to time those Participants to whom Incentive Stock Options, or Nonqualified Stock Options, or both, are to be granted and the number of Common Shares to be optioned to each Participant; provided, however, (i) that the aggregate fair market value (determined at the time the Option is granted) of the Common Shares with respect to which the Incentive Stock Options are exercisable for the first time by any Participant during any calendar year shall not exceed the maximum amount allowable under
Section 422 of the Code, and (ii) that no Participant shall be awarded Options or Stock Appreciation Rights to purchase or receive the appreciation in value of more than 100,000 Common Shares in any calendar year.

     2.2 Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

     (A) Option Period. Each Option agreement shall specify the period for which the Option thereunder is granted (which in no event shall exceed ten (10) years from the date of grant) and shall provide that the Option shall expire at the end of such period. The Committee may extend such period; provided, however, that such extension shall not in any way disqualify the Option as an Incentive Stock Option unless the holder of such Option shall otherwise agree. In no case shall such period, including any such extensions, exceed (i) ten (10) years from the date of grant, or (ii) in the case of Incentive Stock Options granted to a Participant who, at the time the Incentive Stock Option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of his or her employer corporation or of its parent or subsidiary corporation (a "Ten Percent Shareholder"), five (5) years from the date of grant.

     (B) Purchase Price. The purchase price per Common Share shall be determined by the Committee at the time any Option is granted, and shall be not less than (i) the fair market value, or (ii) in the case of Incentive Stock Options granted to a Ten Percent Shareholder, one hundred ten percent (110%) of the fair market value (but in no event less than the par value) of a Common Share on the date the Incentive Stock Option is granted as determined by the Committee. For purposes of this Section, fair market value means the average, on the date of grant, of the high bid and low asked Common Share price of the over-the-counter market, as reported with respect to securities listed in the National Market System ("NMS") of the National Association of Securities Dealers, Inc. Automated Quotation (NASDAQ) System, or as otherwise determined by the Committee.

     (C) Exercise of Option. Except as otherwise provided under the Plan, no part of any Option may be exercised until the Participant shall have remained in the employ of the Corporation for such period after the date on which the Option is granted as the Committee may specify in the option agreement or otherwise and the option agreement may provide for exercisability in installments. The Committee may at any time accelerate the exercisability of all or any portion of any Option.

                                                As Amended & Restated
                                                         as of 4/1/95

     (D) Payment of Purchase Price upon Exercise. Each Option shall provide that the purchase price of the Common Shares as to which an Option shall be exercised shall be paid to the Corporation at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including, but not limited to, Common Shares already owned by the Participant not subject to any restriction under any other plan having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and Common Shares having a total fair market value, as so determined, equal to the purchase price. The Committee in its sole discretion may also provide that the purchase price may be paid by delivering a properly executed exercise notice in a form approved by the Committee together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of applicable sale or loan proceeds to pay the purchase price.

     (E) Exercise in the Event of Death, Disability, Retirement or Other Termination of Employment, or Change in Control.

     (1) If a Participant's employment by the Corporation shall terminate because of his or her death or permanent disability, the Committee may, in its sole discretion, accelerate in whole or in part, any or all Options which the Participant shall not then have been entitled to exercise and the Participant Beneficiary or legal representative shall have the right to exercise all Options so accelerated on the date of such termination.

     (2) If a Participant shall die (i) while an employee of the Corporation, or (ii) within twelve (12) months after termination of his or her employment with the Corporation because of his or her permanent disability, such Participant's Options may be exercised, to the extent that such Participant shall have been entitled to do so on the date of his or her death or such termination of employment, by the Participant's Beneficiary or by the person or persons to whom the Participant's rights under the Option pass by will or applicable law, or if no such person has such right, by his or her executors or administrators, at any time, or from time to time, but not later than the expiration date specified in paragraph (A) of this Section 2.2 or three (3) years after the Participant's death, whichever date is earlier.

     (3) If a Participant's employment by the Corporation shall terminate because of his or her permanent disability, such Participant may exercise his or her Options, to the extent that such Participant shall have been entitled to do so at the date of the termination of his or her employment, at any time, or from time to time, but not later than the expiration date specified in paragraph (A) of this Section 2.2 or three (3) years after termination of employment because of his or her permanent disability, whichever date is earlier. The Committee shall have sole authority and discretion to determine whether a Participant's employment has been terminated by reason of disability.

     (4) Subject to Section 6.14, if a Participant's employment shall terminate for any reason other than death or permanent disability as aforesaid, all rights to exercise his or her Option shall terminate at the earlier of the expiration date specified in paragraph (A) of this
          Section 2.2 or up to twelve (12) months after termination of employment as determined by the Committee; provided, however, that the Committee may, in its sole

                                                As Amended & Restated
                                                         as of 4/1/95

          discretion, grant new Options or modify outstanding Options to permit their exercise upon a Participant's termination of employment due to retirement with the consent of the Corporation until the earlier of the expiration date specified in paragraph (A) of this Section 2.2 or up to three (3) years after termination of employment.

     (5) In addition, in the event of a Change in Control, all Options granted under the Plan which the Participant shall not then have been entitled to exercise shall be accelerated immediately prior to or concurrently with the occurrence of the Change in Control and the Participant shall have the right to exercise all such Options.

     (F) Transferability of Options. No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Participant, an Option shall be exercisable only by him or her.

     (G) Investment Representation. Each option agreement may provide that, upon demand by the Committee for such a representation, the Participant (or any person acting under Paragraph E of this Section 2.2) shall deliver to the Committee, at the time of any exercise of an Option or portion thereof, a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Common Shares issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Participant or such other person to purchase any Common Shares. In the event certificates for Common Shares are delivered under the Plan with respect to which such an investment representation has been obtained, the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representations and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

     (H) Participants to Have no Rights as Shareholders. No Participant shall have any rights as a shareholder with respect to any Common Shares subject to his or her Option prior to the date of issuance to him or her of such Common Shares.

     (I) Other Option Provisions. The form of Option agreement authorized by the Plan shall also contain the applicable terms and conditions set forth in Sections 6.1 and 6.7 and may contain such other provisions as the Committee may, from time to time, determine. Without limiting the foregoing sentence, the Committee may require a Participant to agree, as a condition to receiving an Option under the Plan, that part or all of any Options previously granted to such Participant under the Plan or any prior plan of the Corporation be terminated.

     (J) Sequential Exercise of Options Not Required. Options granted under the Plan may be exercised in any order, regardless of the date of grant or the existence of any other outstanding Option.

                                                As Amended & Restated
                                                         as of 4/1/95


SECTION 3. STOCK OPTIONS FOR NON-EMPLOYEE DIRECTORS.
           ----------------------------------------

     3.1 Options. Each director of the Corporation who is not an employee, shall be granted upon his or her election to the Board of Directors and on each subsequent annual meeting of stockholders in which he or she is re-elected or remains a director,, a Nonqualified Stock Option (a "Director's Option") to purchase five thousand (5,000) Common Shares of the Corporation. Such option grant shall be nondiscretionary and shall be evidenced by a single Option agreement in the form approved by the Committee.

     3.2 Terms and Conditions of Options. Each Director's Option granted under the Plan shall be subject to the following express terms and conditions and to such other terms and conditions consistent therewith as the Committee may deem appropriate:

     (A) Option Period. The Director's Option period for each Director shall be ten (10) years from the date of grant and shall expire at the end of such period.

     (B) Purchase Price. The purchase price per Common Share shall be the fair market value (as such term is defined in Section 2.2(B)) of the Common Shares on the date of grant.

     (C) Exercise of Option. Except as otherwise provided under the Plan, no part of any Director's Option may be exercised until the Participant shall have remained as anon-employee director of the Corporation for one year from the date of grant.

     (D) Payment of Purchase Price upon Exercise. Each Director's Option shall provide that the purchase price of the Common Shares as to which an Director's Option shall be exercised shall be paid to the Corporation at the time of exercise either in cash or in Common Shares already owned by the non-employee director having a total fair market value, as determined by the Committee, equal to the purchase price, or a combination of cash and Common Shares having a total fair market value, as so determined, equal to the purchase price. The purchase price may also be paid by delivering a properly executed exercise notice in a form approved by the Committee together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of applicable sale or loan proceeds to pay the purchase price.

     (E) Exercise in the Event of Death, Disability, Retirement or Other Termination of Service, or Change in Control. (1) If a non-employee director's service as a director shall terminate because of his or her death, permanent disability or retirement with the consent of the Corporation, the Participant, Beneficiary or legal representative shall have the right to exercise all Director's Options regardless of whether vested, for a period of three (3) years following the date of death, disability or retirement, or the expiration date specified in
          Section 3.2(A), whichever is earlier. (2) If a non-employee director's service shall terminate for any reason other than death, disability or retirement as aforesaid, all right to exercise the Option shall terminate at the earlier of the expiration date specified in Section 3.2(A) or three (3) months after termination of service.

     (F) Transferability of Options. No Director's Option granted under this Section shall be transferable other than by will or by the laws of descent and distribution. During the

                                                As Amended & Restated
                                                         as of 4/1/95

          lifetime of the non-employee director, a Director's Option shall be exercisable only by him or her.

     (G) Non-employee Directors to Have no Rights as Shareholders. No non-employee director shall have any rights as a shareholder with respect to any shares subject to his or her Director's Option prior to the date of issuance to him or her of such shares.

     (H) Sequential Exercise of Options Not Required. Options granted under this Section may be exercised in any order, regardless of the date of grant or the existence of any other outstanding Director's Option.

SECTION 4. RESTRICTED COMMON SHARES.
           ------------------------

       4.1 Awards of Restricted Common Shares. Restricted Common Shares awarded under this Plan are subject to certain conditions and restrictions as provided below. All conditions and restrictions imposed on any such Award shall be made by and at the discretion of the Committee, subject to the provisions of the Plan, and are binding on the Corporation and the Participants, their Beneficiaries and legal representatives. Any non-employee director may elect to receive Restricted Common Shares in lieu of all or a portion of the annual retainer or other cash compensation payable for serving on the Board of Directors or a Committee thereof, provided such election is made in writing at least six (6) months before the applicable due date of the compensation and that such election is not revoked or changed thereafter except as to compensation due at least six (6) months after the written revocation or change. The Restricted Common Shares shall be equal to the number of shares obtained by dividing the compensation amount by the fair market value (as determined in Section 2.2(B)) of unrestricted Common Shares on the date on which compensation would have been paid, rounded up to the nearest whole share.

       4.2 Restricted Period. At the time each Award of Restricted Common Shares is granted, the Committee shall establish a period within which Restricted Common Shares awarded to the Participants may not be sold, assigned, transferred, made subject to gift, or otherwise disposed of, mortgaged, pledged or otherwise encumbered. The Committee may impose such other restrictions on any Restricted Common Shares as it may deem advisable.

       4.3 Rights as Shareholders. Except for the Restrictions outlined in
Section 4.2, and the forfeiture conditions described in Section 4.5, each Participant will have all rights of a holder of Common Shares including the right to receive all dividends or other distributions made or paid in respect of such shares and the right to vote such shares at regular or special meetings of the shareholders of the Corporation.

       4.4 Delivery of Shares. Restricted Common Share awarded to a Participant under the Plan will be held under the Participant's name in an account maintained by the Corporation. At the conclusion of the Restricted Period imposed on any Award granted to a Participant, or upon the prior approval of the Committee as described in Section 4.5, and subject to the satisfaction of the Corporation's withholding obligations described in Section 6.8, certificates representing Restricted Common Shares will be delivered to the Participant, or the Beneficiary or legal representative of the Participant, free of the Restrictions set forth in Section 4.2. Restricted or unrestricted Common Share Awards can be paid, in the sole discretion of the Compensation Committee, in lieu of cash bonuses under the Corporation's bonus Performance Plan or any other bonus arrangement based on

                                                As Amended & Restated
                                                         as of 4/1/95

the fair market value (as determined in Section 2.2(B)) of unrestricted Common Shares on the date of transfer.

     4.5 Termination of Employment. In the event of the termination of employment of any Participant, all Restricted Common Shares awarded under the Plan which are then subject to Restrictions will be forfeited by the Participant and become the property of the Corporation. However, the Committee may, if the Committee in its sole discretion determines that the circumstances warrant such action, approve the release of all or any part of the Restricted Common Shares which would otherwise be forfeited pursuant to this Section, upon such conditions as it shall determine.

     4.6 Section 83(b) Elections. A Participant who files an election with the Internal Revenue Service to include the fair market value of any Restricted Common Shares in gross income while they are still subject to Restrictions shall promptly furnish the Corporation with a copy of such election together with the amount of any federal, state, local or other taxes required to be withheld to enable the Corporation to claim an income tax deduction with respect to such election.

    4.7 Change in Control. In the event of a Change in Control, all Restricted Periods shall end, the Restrictions applicable to all previously granted Awards of Restricted Common Shares shall lapse and such shares shall be delivered to the Participants free from such Restrictions as soon as practicable following such Change in Control.

SECTION 5. PERFORMANCE SHARE UNITS.
           -----------------------

     5.1 Awards of Performance Share Units. The Committee may make awards in the form of Performance Share Units to any Participant. Awards of Performance Share Units will be earned on the basis of performance measured against preestablished Performance Goals which will be determined by the Committee for each Performance Cycle. The Committee shall have the authority to adjust Performance Goals, or performance measurement standards for any Performance Cycle as it deems equitable in recognition of (i) extraordinary or nonrecurring events experienced by the Corporation during the Performance Cycle, (ii) changes in applicable accounting rules or principles or changes in the Corporation's or in any other such corporation's methods of accounting during the Performance Cycle, or (iii) the occurrence of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the capital structure of the Corporation, or of any other such corporation.

     The amount allocated to each Participant shall be expressed in cash and shall then be converted into and expressed in Performance Share Units by dividing the dollar value of the cash amount so allocated by the average fair market value (for purposes of this Section, average fair market value means average of high bid and low asked Common Share price in the over-the-counter market, as reported with respect to securities listed in the National Market System ("NMS") of the National Association of Securities Dealers, Inc. Automated Quotation (NASDAQ) System), of one Common Share either during the thirty (30) day period preceding the month in which the Performance Cycle begins or, in the case of a Employee who becomes a Participant in a Performance Cycle after it has begun, during the thirty (30) day period selected by the Committee and completed on or prior to the date such participation commenced.

                                                As Amended & Restated
                                                         as of 4/1/95

     5.2 Amount of Payment. The amount payable to a Participant with respect to an Award of Performance Share Units earned under the Plan shall be equal to (i) the number of Performance Share Units to which such Participant shall have become entitled by reason of the level of attainment of Performance Goals, multiplied by (ii) the average fair market value (determined as provided in Section 5.1) of one Common Share during the thirty (30) day period in which the Performance Cycle ends. The Committee may, in its sole discretion, establish the amount of payment by the amount of the appreciation of the fair market value of the Performance Share Units from the date of Award to the date of payment.

     5.3 Deferral Elections. A Participant may file a written election with the Committee to defer the payment of any amount payable on account of an Award to a period commencing at such future date as specified in the election. Such election must be filed with the Committee no later than the last day of the month which is two-thirds of the way through the Performance Cycle during which such Award is earned unless the Committee specifies an earlier filing date.

     5.4 Payment of Non-deferred Awards. The portion of an amount payable on account of an Award of Performance Share Units which is not deferred shall be paid as soon as practicable after the end of the Performance Cycle in cash or in Common Shares as the Committee shall determine in its sole discretion.

     5.5 Separate Accounts. At the conclusion of each Performance Cycle, the Committee shall cause a separate account to be maintained in the name of each Participant with respect to whom all or a portion of an Award of Performance Share Units earned under the Plan has been deferred. Such account shall be credited with the number of shares earned and deferred ("Stock Equivalents").

     5.6 Dividend Equivalents. Within thirty (30) days from the payment of a dividend by the Corporation on its Common Shares, the Stock Equivalents of each Participant's account shall be credited, as of the date such dividend was paid, with additional Stock Equivalents, the number of which shall be determined by
(i) multiplying the dividend per share paid on the Common Shares by the number of Stock Equivalents credited to his or her account at the time such dividend was declared, then (ii) dividing such amount by the average fair market value (determined as provided in Section 5.1) of one Common Share on the payment date for such dividend.

     5.7 Payment of Deferred Awards. Payment with respect to amounts credited to the account of a Participant shall be made in a series of annual installments over a period of ten (10) years. Payments shall commence on the date specified by the Participant in his or her deferral election or on the date determined initially by the Committee, whichever is applicable, unless the Committee in its sole discretion determines that payment shall be made over a shorter period or in more frequent installments, or commence on an earlier date, or any or all of the above. If a Participant dies prior to the date on which payment with respect to all amounts credited to his or her account shall have been completed, payment with respect to such amounts shall be made to the Participant's Beneficiary in a series of annual installments over a period of five (5) years, or, if shorter, the participant's remaining payment period, unless the Committee in its sole discretion determines that payment shall be made over a shorter period or in more frequent installments, or both.

     5.8 Composition of Payment. Payment with respect to the Stock Equivalent Portion of a Participant's account shall be made in Common Shares. One Common Share shall be distributed to the

                                                As Amended & Restated
                                                         as of 4/1/95

Participant for each Stock Equivalent for which payment is being made. Fractional shares shall be paid in cash.

     5.9 Partial Awards. An Employee who is a Participant for less than a full Performance Cycle, whether by reason of commencement or termination of employment or otherwise, shall receive such portion of an Award of Performance Share Units, if any, for that Performance Cycle as the Committee shall determine in its sole discretion.

     5.10 Change in Control. In the event of a Change in Control, all incomplete Performance Cycles in effect on the date the Change in Control occurs shall end on the date of such change, and the Performance Goals with respect to each such Performance Cycle which is more than 1/2 completed shall be deemed to have been attained to the full and maximum extent. The Committee shall (i) cause to be paid to each Participant full Awards with respect to Performance Goals for each such Performance Cycle, and (ii) cause all previously deferred Awards to be settled in full. All Awards of Performance Share Units which are deemed to have been earned to the full and maximum extent upon the Change in Control shall be payable in a single cash lump sum (reduced by any taxes withheld pursuant to Section 6.8), determined by multiplying the number of Performance Share Units corresponding to such full Awards by the Determined Value of one Common Share. All settlements of previously deferred Awards shall be payable in single cash lump sums or in Common Shares or in a combination of single cash lump sums and Common Shares as the Committee shall determine in its sole discretion. The amount to be paid for Stock Equivalents shall be determined by multiplying the number of Stock Equivalents with respect to which payment is being made by the Determined Value of one Common Share. All such amounts shall be payable as soon as practicable following the Change in Control.

SECTION 6. GENERAL PROVISIONS.
           ------------------

     6.1 Certain Adjustments to Plan Shares. In the event of any change in the Common Shares by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Common Shares at a price substantially below fair market value, or of any similar change affecting the Common Shares, the number and kind of shares available for Awards under the Plan, the number and kind of shares represented by Performance Share Units or Stock Equivalents and the number and kind of shares subject to Restrictions or subject to Options in outstanding Option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder; provided, however, that no fractional Common Shares shall be subject to such adjustment and that any adjustment will be adjusted downward to the nearest full share. Any adjustment of an Incentive Stock Option pursuant to this Section shall be made only to the extent not constituting a "modification" within the meaning of
Section 424(h) (3) of the Code, unless the holder of such Option shall agree otherwise. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon notice, such adjustment shall be effective and binding for all purposes of the Plan.

     6.2 Successor Corporation. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees

                                                As Amended & Restated
                                                         as of 4/1/95

that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

     6.3 Non-Alienation of Benefits. A Participant shall not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan and any attempted disposition shall be null and void.

     6.4 General Creditor Status. Participants shall have no right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. In its sole discretion, the Compensation Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or pay cash; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

     6.5 No Claim or Right Under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any subsidiary.

     6.6 Awards Not Treated as Compensation Under Benefit Plans. No Award shall be considered as compensation under any employee benefit plan of the Corporation, except as specifically provided in any such plan or as otherwise determined by the Board of Directors.

     6.7 Listing and Qualification of Common Shares. The Corporation, in its discretion, may postpone the issuance or delivery of Common Shares upon any exercise of an Option or pursuant to an Award of Restricted Stock or Performance Share Units until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant, Beneficiary or legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

     6.8 Taxes. The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to Awards granted pursuant to the Plan including, but not limited to (i) deducting the amount required to be withheld from any other amount then or thereafter payable to a Participant, Beneficiary or legal representative, and (ii) requiring a Participant, Beneficiary or legal representative to pay to the Corporation the amount required to be withheld as a condition of releasing Common Shares. In addition, subject to the discretion of the Committee and such rules and regulations as the Committee shall from time to time establish, Participants shall be permitted to

                                                As Amended & Restated
                                                         as of 4/1/95

satisfy federal, state and local taxes, if any, imposed upon the payment of Awards in Common Shares at a rate up to such Participant's maximum marginal tax rate with respect to each such tax by (i) irrevocably electing to have the Corporation deduct from the number of Common Shares otherwise deliverable in payment of an Award such number of Common Shares as shall have a value equal to the amount of tax to be withheld, (ii) delivering to the Corporation such portion of the Common Shares delivered in payment of the Award as shall have a value equal to the amount of tax to be withheld, or (iii) delivering to the Corporation such number of Common Shares or combination of Common Shares and cash as shall have a value equal to the amount of tax to be withheld.

     6.9 Designation and Change of Beneficiary. Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

     6.10 Payments to Persons Other Than Participant. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Corporation, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefor.

     6.11 No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer or director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The indemnification provided for in this Section shall be in addition to any rights of indemnification such Committee member has as a director or officer pursuant to law, under the Certificate of Incorporation or By-Laws of the Corporation.

     6.12 Term and Termination; Amendment. Subject to earlier termination pursuant to the provisions of this Section, and unless the shareholders of the Corporation shall have approved an extension of the Plan beyond such date, no further Awards shall be made under the Plan after the expiration of ten (10) years from the effective date of the Plan specified in Section 6.15. Except as to matters that in the opinion of the Corporation's legal counsel require shareholder approval, any provision of the Plan may be modified as to a Participant by an individual agreement approved by the Committee. The Board of Directors may, with prospective or retroactive effect, amend, suspend

                                                As Amended & Restated
                                                         as of 4/1/95

or terminate the Plan or any portion thereof at any time; provided, however, that (i) no amendment that would materially increase the cost of the Plan to the Corporation may be made by the Board of Directors without the approval of the shareholders of the Corporation and (ii) no amendment, suspension or termination of the Plan shall deprive any Participant of any rights to Awards previously made under the Plan without his or her written consent.

     6.13 Unfunded Plan; Governing Law. The Plan is intended to constitute an unfunded deferred compensation arrangement and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without reference to the principles of conflicts of law thereof.

     6.14 Termination for Cause. Notwithstanding anything herein contained to the contrary, if a Participant's employment or service is terminated for cause, all awards shall be forfeited. Cause shall be defined to include the dissemination of trade secrets or similar information, fraud or willful misconduct or any activity which is materially prejudicial to the interests of the Corporation.

     6.15 Supercesion; Effective Date. The Plan is effective as of December 1, 1990. In the event the Company's stockholders do not approve this Amended and Restated 1991 Stock Compensation Plan at the 1994 Annual Meeting of Stockholders, then such Awards granted to employees shall be deemed made under the Corporation's 1991 Stock Compensation Plan with any such Awards which exceed the amount of Awards available for grant under the 1991 Stock Compensation Plan to be deemed as canceled and all rights of Participants therein as ceased. Notwithstanding the foregoing, if the Plan has been approved by the Board of Directors prior to such shareholder approval, Awards may be made by the Committee as provided herein subject to such subsequent shareholder approval.




                                       15